 August 16, 2004

Primus Guaranty, Ltd.
Clarendon House, 2 Church Street
Hamilton, HM 11, Bermuda

Re:  Registration Statement on Form S-1, as amended (File No. 333-114818)
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Dear Sir or Madam:

We have acted as counsel to Primus Guaranty, Ltd, a Bermuda company (the
"Company"), in connection with the preparation of the above-captioned
Registration Statement (the "Registration Statement") and the offering of the common shares by the Company contemplated by the Registration Statement. Any terms used herein that are defined in the Registration Statement are used as defined therein unless otherwise defined herein.

As to certain issues of fact material to our opinion, we have relied upon, without independent investigation, the representations made to us by the Company in its letters to us dated July 29, 2004 and August 16, 2004 and the statements by the Company in the Registration Statement.

Based upon and subject to the foregoing, and subject to the additional qualifications set forth below, our opinion with respect to United States federal income tax consequences is as set forth in the section entitled "Tax
Considerations" in the Registration Statement.

The opinion set forth above is subject to the following qualifications:

(A) Our opinion regarding taxes does not extend to the treatment by the Company and its subsidiaries of credit default swaps sold by Primus Financial as options for U.S. federal income tax purposes.

(B) Our opinion regarding taxes herein is based upon existing law, regulations, administrative pronouncements and judicial authority, all as in effect as of today's date. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts.
Accordingly, no assurance can be given that the opinion expressed herein, if contested, would be sustained by a court. Furthermore, the authorities upon

Primus Guaranty, Ltd.
August 16, 2004

which we rely may be changed at any time with retroactive effect. No assurances can be given as to the effect of any such change on our opinion.

This opinion speaks only as of the date hereof, and we do not have, nor do we assume, any obligation to advise you of any changes in any facts or applicable laws after the date hereof which may affect our opinion.

We hereby consent to the filing of this opinion as Exhibit 8 to the Registration
Statement and to the use of our name in the sections entitled "Tax
Considerations" and "Legal Matters" in the Registration Statement.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP